UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2008

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On December 18, 2008, in contemplation of his eventual retirement, Stanley T. Wilson resigned as the Chief Accounting Officer of Southwestern Energy Company (the “Company”) and all of its subsidiaries effective December 31, 2008, but will continue as a non-executive employee of the Company within the accounting group.

(c)  Effective December 31, 2008, Robert C. Owen, age 39, will be the Controller and Chief Accounting Officer of the Company and all of its subsidiaries. Mr. Owen joined the Company as Controller in July 2008. Immediately prior to joining the Company, he was Controller, Operations Accounting of Anadarko Petroleum Corporation, where he had held various managerial positions since 2001. Prior to Anadarko Petroleum, Mr. Owen was a business assurance manager at PricewaterhouseCoopers LLP in Houston, Texas, serving clients in the energy, insurance, banking and investment industries, and held various financial reporting roles with ARCO Pipe Line and Hilcorp Energy.  Mr. Owen holds a bachelor of business administration degree in accounting from Texas A&M University and is a Certified Public Accountant.

On December 11, 2008, the Compensation Committee of the Company’s Board of Directors approved the terms of compensation for Mr. Owen in his new role of Controller and Chief Accounting Officer consisting of (a) an annual base salary of $263,000 for 2009; (b) an annual cash bonus under the Company’s Incentive Compensation Plan with a target amount of 55% of his base salary, with a maximum of 82.5%; and (c)  long-term incentive compensation for 2009, awarded on December 11, 2008 consisting of: (i) 3,980 options to purchase the Company’s common stock, $0.01 par value, vesting 33-1/3% per year over 3 years and having an exercise price of $30.68, (ii) 1,200 shares of restricted stock that will vest proportionately over 4 years accompanied with a cash ‘tax’ bonus of $21,116, and (iii) 57 performance units (with a target value of $1,000 per unit) pursuant to the Company’s Performance Unit Plan that will be payable based on the Company’s performance for the fiscal years 2009-2011.  Mr. Owen and the Company previously entered into an amended and restated indemnity agreement, the form of which is filed as Exhibit 10.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2007, and an executive severance agreement, the form of which is filed as Exhibit 10.2 to the Company’s Form 10-K for the fiscal year ended December 31, 2007, that entitles him to receive a payment if within three years after a “change in control,” (i) his employment is terminated without “cause” or (ii) he voluntarily terminates employment with the Company for “good reason”. The severance agreement does not provide severance benefits outside the context of a change in control. The severance payment for Mr. Owen will be equal to the product of 2.00 and the sum of base salary as of his termination date plus the maximum bonus opportunity available to him under the Incentive Compensation Plan, and the Company will reimburse him for any taxes imposed as a result of the change in control benefits under the so-called “parachute” tax imposed by Section 280G of the Code.  The terms “change in control,” “cause” and “good reason” are defined in the form of the executive severance agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 18, 2008	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer